EXHIBIT 23.1
CONSENT OF DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders
Acceptance Insurance Companies Inc. and Subsidiaries

We consent to the incorporation by reference in Registration Statements No. 33-53730 and No. 33-68856 on Form S-3 and in Registration Statements No. 33-07397, No. 33-67180 and No. 33-51441 on Form S-8 of Acceptance Insurance Companies Inc. and subsidiaries of our reports dated March 20, 2002 appearing in this Annual Report on Form 10-K of Acceptance Insurance Companies Inc. and subsidiaries for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 27, 2002